Exhibit 21

SUBSIDIARIES

OF

VAIL RESORTS, INC.

Name	State of Incorporation	Trade Names
Avon Partners II Limited Liability Company	Colorado
Beaver Creek Associates, Inc.	Colorado
Beaver Creek Consultants, Inc.	Colorado
Beaver Creek Food Services, Inc.	Colorado	"Beaver Creek Mountain Dining Company"
Boulder/Beaver, LLC	Colorado
Breckenridge Resort Properties, Inc.	Colorado
Breckenridge Terrace, LLC	Colorado
Colter Bay Corporation	Wyoming
Complete Telecommunications, Inc.	Colorado	"VR Telecommunications, Inc."
Eagle Park Reservoir Company	Colorado
Forest Ridge Holdings, Inc.	Colorado
GHTV, Inc.	Delaware
Gillett Broadcasting, Inc.	Delaware
Grand Teton Lodge Company	Wyoming
Gros Ventre Utility Company	Wyoming
Heavenly Valley, Limited Partnership	Nevada	"Heavenly Ski Resort"
Jackson Hole Golf and Tennis Club, Inc.	Wyoming
Jackson Lake Lodge Corporation	Wyoming
Jenny Lake Lodge, Inc.	Wyoming
JHL&S LLC	Wyoming	"Snake River Lodge and Spa"
Keystone Conference Services, Inc.	Colorado
Keystone Development Sales, Inc.	Colorado
Keystone Food and Beverage Company	Colorado
Keystone Resort Property Management Company	Colorado
Keystone/Intrawest, LLC	Colorado
Larkspur Restaurant & Bar, LLC	Colorado
Lodge Properties, Inc.	Colorado	"The Lodge at Vail"
Lodge Realty, Inc.	Colorado
Mountain Thunder, Inc.	Colorado
Property Management Acquisition Corp., Inc.	Tennessee
RTP, LLC	Colorado
Rockresorts Casa Madrona, LLC	Delaware
Rockresorts Cheeca, LLC	Delaware
Rockresorts Equinox, Inc.	Vermont
Rockresorts International, LLC	Delaware
Rockresorts LaPosada, LLC	Delaware
Rockresorts Rosario, LLC	Delaware
Rockresorts Wyoming, LLC	Wyoming
Rockresorts, LLC	Delaware
RT Partners, Inc.	Delaware
Slifer Smith & Frampton/Vail Associates Real Estate, LLC	Colorado
SSI Venture, LLC	Colorado	"Specialty Sports Venture LLC" and "Specialty Sports Network"
Tenderfoot Seasonal Housing, LLC	Colorado
Teton Hospitality Services, Inc.	Wyoming
Timber Trail, Inc.	Colorado
The Vail Corporation	Colorado	"Vail Associates, Inc." and "Vail Resorts Management Company"
The Village at Breckenridge Acquisition Corp., Inc.	Tennessee
VA Rancho Mirage I, Inc.	Colorado
VA Rancho Mirage II, Inc.	Colorado
VA Rancho Mirage Resort, L.P.	Delaware
Vail Associates Holdings, Ltd.	Colorado
Vail Associates Investments, Inc.	Colorado
Vail Associates Real Estate, Inc.	Colorado
Vail Food Services, Inc.	Colorado	"Vail Mountain Dining Company"
Vail Holdings, Inc.	Colorado
Vail Resorts Development Company	Colorado
Vail RR, Inc.	Colorado
Vail Summit Resorts, Inc.	Colorado	"Breckenridge Ski Resort, Inc." and "Keystone Resort, Inc." and "Ralston Resorts, Inc."
Vail Trademarks, Inc.	Colorado
Vail/Arrowhead, Inc.	Colorado
Vail/Beaver Creek Resort Properties, Inc.	Colorado
VAMHC, Inc.	Colorado
VR Heavenly I, Inc.	Delaware
VR Heavenly II, Inc.	Delaware
VR Holdings, Inc.	Colorado